As filed with the Securities and Exchange Commission on January 15, 2025

Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER SECURITIES ACT OF 1933

CEA INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Nevada	27-3911608
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

385 South Pierce Avenue, Suite C

Louisville, Colorado 80027

303-993-5271

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Anthony K. McDonald

Chief Executive Officer and President

CEA Industries Inc.

385 South Pierce Avenue, Suite C

Louisville, Colorado 80027

303-993-5271

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy To:

Andrew D. Hudders, Esq.
Golenbock Eiseman Assor Bell & Peskoe LLP
711 Third Avenue
New York, New York 10017
(212) 907-7300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to general Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the commission pursuant to Rule 462(e) under the Securities Act, check the following box, ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐
Smaller reporting company ☒		Emerging growth company ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 15, 2025

PROSPECTUS

$60,000,000

CEA INDUSTRIES INC.

Common Stock

Preferred Stock

Warrants

Subscription Rights

Units

This prospectus relates to common stock, preferred stock, warrants, subscription rights and units that we may sell from time to time in one or more offerings up to a total public offering price of $60,000,000 on terms to be determined at the time of sale. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

Our common stock and common stock purchase warrants are listed on the Nasdaq Capital Market under the symbol “CEAD” and “CEADW”. On January 14, 2025, the closing price of our common stock on Nasdaq was $8.00 per share.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 4 of this prospectus and in any prospectus supplement before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2025.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You can inspect and copy these reports, proxy statement and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D. C. 20549. Please call the SEC at 1-202-942-8090 for further information on the Public Reference Room. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding issuers, such as CEA Industries Inc. (www.sec.gov). Our web site is located at https://ir.ceaindustries.com. The information contained on our web site is not part of this prospectus.

This prospectus “incorporates by reference” certain information that we have filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This means we are disclosing important information to you by referring you to those documents. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering is terminated:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on March 29, 2024;

●	Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2024, filed on May 14, 2024, for the fiscal quarter ended June 30, 2024, filed on August 14, 2024, and for the fiscal quarter ended September 30, 2024, filed on November 14, 2024;

●	Current Reports on Form 8-K, filed on April 10, 2024, April 16, 2024, May 7, 2024, June 5, 2024, June 21, 2024, December 3, 2024, and December 18, 2024;

●	Definitive Proxy Materials dated October 24, 2024, filed November 6, 2024, and December 3, 2024, filed December 9, 2024, for the annual meeting of the Company; and

●	The description of our Common Stock contained in Exhibit 4.8 to ours Annual Report on Form 10-K filed with the SEC on March 29, 2024, including any further amendment or report filed hereafter for the purpose of updating such description.

You should rely only on the information incorporated by reference or provided in this prospectus. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document. All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus or after the date of the registration statement of which this prospectus forms a part and prior to the termination of the offering will be deemed to be incorporated in this prospectus by reference and will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

We will provide, upon written or oral request, without charge to you, including any beneficial owner to whom this prospectus is delivered, a copy of any or all of the documents incorporated herein by reference other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct a request for copies to us at Attention: Financial Department, CEA Industries Inc., 385 South Pierce Avenue, Suite C, Louisville, Colorado 80027, or you may call us at (303) 993-5271.

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FORWARD-LOOKING STATEMENTS

Certain information set forth in this prospectus or incorporated by reference in this prospectus are “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding the plans and objectives of management for future operations.

These forward-looking statements are not historical fact but are based on current management expectations that involve substantial risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed in, or implied by, these forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other similar words. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements including, but not limited to, any projections of revenue, gross profit, earnings or loss, tax provisions, cash flows or other financial items; any statements of the plans, strategies or objectives of management for future operations; any statements regarding current or future macroeconomic or industry-specific trends or events and the impact of those trends and events on us or our financial performance; any statements regarding pending investigations, legal claims or tax disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing.

These forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors that could cause our actual results of operations, financial condition, liquidity, performance, prospects, opportunities, achievements or industry results, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or suggested by, these forward-looking statements. These forward-looking statements are based on assumptions regarding our present and future business strategies and the environment in which we operate. Important factors that could cause those differences include, but are not limited to:

●	our business prospects and the prospects of our existing and prospective customers, including the decrease in new client contracts;

●

our overall financial condition, including declining revenues, the impact of higher interest rates and inflation, business disruption due to the COVID-19 pandemic, the Ukraine war, Israeli conflict, and the supply chains on which we depend:

●	the impact on our business from our restructuring and cost containment actions taken in the first quarter of 2023 and continuing thereafter;
●	the inherent uncertainty of product development and product selection to meet client requirements, meeting client expectations, and whether there are or will be warranty claims;

●	regulatory, legislative and judicial developments, especially those related to changes in, and the enforcement of, cannabis laws;

●	competitive pressures in the CEA (Controlled Environment Agriculture) industry and our engineering service and product supply position within the CEA and, in particular, the cannabis growers industry;

●	the ability to effectively operate our business, including servicing our existing customers and obtaining new business;

●	our relationships with our customers and suppliers and reliance on a limited number of customers and suppliers;

●	the continuation of normal payment terms and conditions with our customers and suppliers, including our ability to obtain advance payments from our customers;

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●	general economic conditions, our customers’ operations and access to capital, and market and business disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities, financial crises, political crises or other major events, or the prospect of these events, adversely affecting demand for the products and services offered by us in the markets in which we operate;

●

the business disruptions that are happening in the CEA industry, including bankruptcies and shifting market demands, that are having an adverse impact on the demand for our engineering services and construction solutions and, consequently, our revenues;

●	the supply of products from our suppliers and our ability to complete contracts, some of which depend on other actors for a comprehensive project completion;

●	changes in our business strategy and development plans, and in our plans for seeking strategic alternatives;

●	our ability to attract and retain qualified personnel;

●	our ability to raise equity and debt capital, as needed from time to time, to fund our operations and business strategy, including possible strategic alternatives and acquisitions;

●	our ability to identify, complete and integrate potential strategic alternatives and acquisitions;

●	future revenue being lower than expected;

●	the substantial changes in the amount and current size of our backlog and our ability to convert backlog into revenue in a timely manner, or at all;

●	our intention not to pay regular dividends: and
●	our ability to maintain our listing of the shares of common stock and common stock purchase warrants on NASDAQ and the price volatility and limited trading volumes of our securities in the public market.

These factors should not be construed as exhaustive and should be read with the other cautionary statements in this report.

Although we believe that we use reasonable assumptions for these forward-looking statements, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this Quarterly Report on Form 10-Q should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in “Item 1A – Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as updated from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”). You should not place undue reliance on these forward-looking statements, which apply only as of the date of this Quarterly Report on Form 10-Q. Except as required by the federal securities laws, we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, to reflect events or circumstances occurring after the date of this Quarterly Report on Form 10-Q. The forward-looking statements and projections contained in this Quarterly Report on Form 10-Q are intended to be within the meaning of “forward-looking statements” in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”).

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PROSPECTUS SUMMARY

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may from time to time, sell any combination of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered and risk factors specific to that offering.

We may add or modify in a prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated into this prospectus by reference. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any applicable prospectus supplement together with additional information described above under the heading “Where You Can Find More Information.”

When acquiring any securities discussed in this prospectus, you should rely on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference. Neither we, nor any underwriters or dealers or agents, have authorized anyone to provide you with different information. We are not offering the securities in any state where such an offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents. You should also carefully review the section entitled “Risk Factors”, which highlights certain risks associated with an investment in our securities, to determine whether an investment in our securities is appropriate for you.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider those risk factors described in our Annual Report on Form 10-K for our fiscal year ended December 31, 2023 (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC, which are incorporated by reference in this prospectus and any accompanying prospectus supplement and all other information contained in this prospectus and in any supplementary prospectus relating to the offering of any of our securities before purchasing any of our securities. Some statements in this prospectus, constitute forward-looking statements. Please refer to the section entitled “Forward-Looking Statements.”

The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of risks applicable to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

Securities Market Related Risks

We may allocate the net proceeds from an offering under this prospectus in ways that you or other stockholders may not approve.

We currently intend to use the net proceeds of this offering of securities under this prospectus, if any, for working capital and general corporate purposes, which may include capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, and the financing of possible acquisitions or business expansions. This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development efforts, the status of and results from clinical trials, as well as any third-party intellectual property or other assets that we may opportunistically identify and seek to license or acquire or any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs. Because the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock. See “Use of Proceeds.

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Sales of our common stock in this offering, or the perception that such sales may occur, could cause a drop in the market price of our common stock.

Our shares of common stock are characterized as thinly traded, meaning that there is a low volume of shares that are traded at any one time. The issuance and sale from time to time of new shares of common stock, or our ability to issue securities that convert into new shares of common stock in offerings under this prospectus could have the effect of depressing the market price of our common stock.

We may sell securities with a value of up to $60,000,000 under this prospectus to fund our operations.

This prospectus covers many different forms of securities and an indeterminate amount, up to a value of $60,000,000. In order to raise additional funds to support our operations, we may sell the securities included in this prospectus, which would result in dilution to all of our shareholders. The terms of sale of any of our securities under this prospectus may be superior in rights of existing securities, which may be detrimental to the then existing holders of our securities. Sales of securities may be in amounts that are significant and through underwritten public offerings, privately negotiated transactions, block trades, or any combination of the foregoing. We cannot assure you that we will be able to sell any of our securities.

THE BUSINESS

Overview

CEA Industries, through our subsidiary, Surna Cultivation Technologies LLC, is focused on selling environmental control and other technologies and services to the Controlled Environment Agriculture (“CEA”) industry. The CEA industry aims to optimize the use of horticultural resources such as water, energy, space, capital, and labor, to create an agriculture business that is more efficient and more productive than those that use traditional farming methods. Typically, the CEA industry is focused on indoor agriculture and vertical farming.

Headquartered in Colorado, we aim to provide customers with a variety of value-added technology solutions that help improve their overall crop quality and yield, optimize energy and water efficiency, and satisfy the evolving state and local codes, permitting and regulatory requirements. We do this by offering our customers a variety of service and product offerings that include: (i) architectural design and licensed engineering of commercial scale thermodynamic systems specific to cultivation facilities, (ii) liquid-based process cooling systems and other climate control systems, (iii) air handling equipment and systems, (iv) air sanitation products, (v) LED lighting, (vi) benching and racking solutions for indoor cultivation, (vii) proprietary and third party controls systems and technologies used for environmental, lighting and climate control, and (viii) preventative maintenance services, through our partnership with a certified service contractor network, for CEA facilities.

CEA growers currently face a challenging business environment that includes high energy costs, water usage and conservation issues, continuously evolving waste removal regulations, inflationary pressures, and labor shortages. In addition to these issues, our cannabis growing customers face increasingly rigorous quality standards and declining cannabis prices in a growing industry whose standards are constantly evolving. The part of the CEA industry focused on food related crops is also facing disruption from evolving market demand, competition, and reorganization, including the lack of growth capital and several noteworthy bankruptcies.

We support our clients by providing integrated mechanical, electrical, and plumbing (“MEP”) engineering design, proprietary and curated environmental control equipment, and automation offerings that serve the CEA industry. During our years in business we have served hundreds of commercial indoor CEA facilities.

We believe our customers partner with us because we have the reputation and experience to help them make cost-conscious and effective decisions on the design and engineering of their indoor cultivation facilities. CEA facilities are resource intensive, and a growing list of states have implemented building code changes that limit energy consumption in cultivation facilities.

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Our Services and Equipment Solutions

Our goal is to develop relationships with our prospects and customers that will afford us the opportunity to provide comprehensive services and equipment for the complete lifecycle of indoor agriculture facilities. This lifecycle includes designing and engineering the facility, providing the many required infrastructure technologies, advising on and ensuring proper installation of the technologies, providing training and start-up support, and ultimately providing preventative and other ongoing services for ensuring proper maintenance and operations.

We provide a comprehensive range of service solutions that include facility design and budgeting, equipment selection and specification, equipment installation advisory, and preventative maintenance services. In addition, we provide our customers with product offerings that include both proprietary products and value-added reseller (“VAR”) products.

Our Customers and Prospects

We aim to provide our services and products to customers who are building, upgrading, or expanding an indoor cultivation facility for any crop. Our customers vary based on the size of the facility, type of crop being cultivated, and extent of construction or retrofitting of the facility.

Most of our customers are new entrants to the CEA industry and have no other cultivation facilities. Some customers have one or more facilities which we classify as MFOs (multi-facility operators). We currently do not have projects with the largest, publicly traded firms (typically referred to as “MSOs,” or Multi-State Operators).

Our Competition

Our environmental control systems and our related engineering and design services compete with various national and local Mechanical, Electrical & Plumbing (MEP) engineering firms. We also compete with national and local HVACD contractors and traditional HVACD equipment suppliers who resell, design, and implement climate control systems for commercial and industrial facilities, but most of whom do not have the specific knowledge that we have about the complexities and challenges of CEA facilities. We have positioned ourselves to differ from these competitors by providing a broad range of engineering and design services and environmental control systems, across most major HVACD solutions, including chilled water systems, custom air handling units, split systems, and packaged roof-top units. Each is tailored specifically for managing the distinct challenges involved in CEA facilities. We believe our industry-specific applications and experience in the CEA market allow us to deliver the right solution to our cultivation customers. Unlike many of our competitors, our solutions are designed specifically for cultivators to provide tight temperature and humidity control, reduce bio-security risks, reduce energy requirements, and minimize maintenance complexity, costs and downtime. However, we are seeing more competitors enter the CEA market, focused on emulating the same types of crop-specific climate control systems and engineering services that we offer. We believe this increased competition may adversely impact our ability to obtain new facility projects from both MFOs and independent smaller growers and could require us to accept lower gross margins on our projects.

Intellectual Property

We rely on a combination of patent and trademark rights, licenses, trade secrets, and laws that protect intellectual property, confidential procedures, and contractual restrictions with our employees and others to establish and protect our intellectual property rights. While we have several issued patents, we do not believe that these issued patents currently provide us with a meaningful competitive advantage. We have registered trademarks around our core Surna brand in the United States and select foreign jurisdictions, as well as the Surna logo and the combined Surna logo and name in the United States. Our Surna trademark is also registered in the European Union and Canada. We also recently secured trademark registration for our proprietary SCA platform, SentryIQ, in the United States and Canada. Subject to ongoing use and renewal, trademark protection is potentially perpetual. We actively protect our inventions, new technologies, and product developments by maintaining trade secrets and, in limited circumstances, filing for patent protection.

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US Government Regulation

While we do not generate any revenue from the direct sale of cannabis products, we have historically, and continue to, offer our services and engineering solutions to indoor cultivators that are engaged in various aspects of the cannabis industry. Cannabis is a Schedule I controlled substance and is illegal under federal law. Even in those states in which specific uses of marijuana have been legalized, such as medical marijuana or for adult recreational purpose, its use remains a violation of federal laws.

A Schedule I controlled substance is defined as a substance that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse. The Department of Justice defines Schedule I controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.” If the federal government decides to enforce the Controlled Substances Act with respect to cannabis, persons that are charged with distributing, possessing with intent to distribute, or growing cannabis could be subject to fines and terms of imprisonment, the maximum being life imprisonment and a $50 million fine. Any change in the federal government’s enforcement of current federal laws could cause significant financial damage to us. While we do not intend to harvest, manufacture, distribute or sell cannabis or cannabis products, we may be irreparably harmed by a change in the enforcement of cannabis laws by the federal or state governments.

In the past, the Obama administration took the position that it was not an efficient use of resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical marijuana. The Trump administration revised this policy but made no major changes in enforcement through Attorney General Jeffrey Sessions rescinding the Cole Memorandum. Although President Biden stood for decriminalization and descheduling during his campaign, his administration has not formulated an explicit policy on cannabis. The Biden administration has implemented pardons for past federal cannabis possession convictions and encouraged governors to do the same. Also, in May 2021 the Drug Enforcement Administration approved licensed facilities to grow cannabis for the purpose of medical research, and on December 2, 2022, President Biden signed the Medical Marijuana and Cannabidiol Research Expansion Act. This act is “the first standalone marijuana-related bill approved by both chambers of the United States Congress” and allows medical marijuana research. The act requires the Drug Enforcement Administration to register researchers and suppliers of cannabis for medical research in a timely manner, who will then be able to legally manufacture, distribute, dispense and possess the substance. It also creates a mechanism for FDA approval of drugs derived from the cannabis plant and “protects doctors who may now discuss the harms and benefits of using cannabis and cannabis derivatives.” It also requires the Department of Health and Human Services to investigate the medical utility of cannabis and barriers that exist to conducting research and requires the U.S. Attorney General to conduct an annual review to ensure that cannabis is being adequately produced for research purposes. In January 2023, the FDA stated that given the growing cannabidiol (CBD) products market, it had convened a high-level internal working group to explore potential regulatory pathways for CBD products and is prepared to find a new regulatory pathway for CBD to balance individuals’ desire for access to CBD products with the regulatory oversight needed to manage risks.

Currently, there is much legislation being considered to reform cannabis products and use. The proposed laws cover a wide spectrum from complete federal legalization to specific industry nuances. In September 2023, the MORE Act was introduced that would provide full federal legalization through descheduling with a particular focus on equity provisions, including expungement for certain cannabis offenses and a community reinvestment program. The MORE Act has not passed through committee. There are two proposed federal bills that would remove cannabis from the Controlled Substances Act (CSA) entirely and task the Food and Drug Administration (FDA) with regulation of cannabis products. One of these bills, The States Reform Act, adopts a dual federal-state regulatory model, like the regulation of alcohol. Another bill, the Strengthening the Tenth Amendment Through Entrusting States (STATES) 2.0 Act, would permit states to maintain the prohibition of cannabis, but interstate commerce in state-law-compliant cannabis would be legalized, so non-legal states would not be able to prohibit shipments to and from legal states from crossing through their borders. Finally, only one piece of legislation took the rescheduling approach to cannabis legalization in 2023. The Marijuana 1-to-3 Act of 2023, opens new tab would simply direct the Attorney General to transfer cannabis from Schedule I to Schedule III of the CSA without clarifying or addressing any other provisions of federal law. However, that was not the only piece of rescheduling-related legislation introduced last year.

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Lawmakers continued to offer various solutions for providing financial relief for cannabis businesses and legal protections for ancillary businesses in 2023. The most well-known of these bills is the Secure and Fair Enforcement Regulation (SAFER) Banking Act, which would provide safe harbor for financial institutions and other ancillary businesses that work with cannabis industry clients, thus increasing the industry’s access to traditional financial services like loans and deposit accounts. Similar to SAFER but with a narrower scope, the Clarifying Law Around Insurance of Marijuana (CLAIM) Act would provide a specific safe harbor for insurance companies that serve the cannabis industry. As for financial support, the Small Business Tax Equity Act of 2023, would exempt cannabis sales conducted in compliance with state law from the prohibition of 26 U.S.C. § 280E, thereby allowing businesses to deduct normal business expenses from their taxes.

During 2023, there have been a myriad of additional bills introduced that govern the expungement and/or sealing of criminal records for non-violent cannabis offenses, legalizing hem and CBD products and adding FDA regulation for these products, facilitating research on cannabis, access for veterans to medical cannabis, and restoring eligibility for federal employment and the right of medical cannabis patient to purchase and possess firearms.

Notwithstanding the actions of the Biden administration, it should be expected that the Department of Justice will continue at this time to enforce the Controlled Substances Act with respect to cannabis under established principles in setting their law enforcement priorities to prevent:

●	the distribution of cannabis products, such as marijuana, to minors;
●	criminal enterprises, gangs and cartels receiving revenue from the sale of cannabis;
●	the diversion of cannabis products from states where it is legal under state law to states where it is not legal under state law;
●	the use of state-authorized cannabis activity as a cover or pretext for the trafficking of other illegal drugs or other illegal activity;
●	violence and the use of firearms in the cultivation and distribution of cannabis products;
●	driving while impaired and the exacerbation of other adverse public health and safety consequences associated with cannabis product usage;
●	the growing of cannabis on public lands; and
●	cannabis possession or use on federal property.

Since the use of marijuana is illegal under federal law, most federally chartered banks will not accept deposit funds from businesses involved with marijuana. Consequently, businesses involved in the marijuana industry generally bank with state-chartered banks and credit unions to provide banking to the industry.

In 2014, Congress passed a spending bill containing a provision (the Rohrabacher-Farr amendment and sometimes referred to as the Rohrabacher-Blumenauer Amendment) blocking federal funds and resources allocated under the federal appropriations bills from being used to “prevent such States from implementing their own State medical marijuana laws.” The Rohrabacher-Blumenauer Amendment, however, did not codify any federal protections for medical marijuana patients and producers operating within state law. The Justice Department maintains that it can still prosecute violations of the federal cannabis laws and continue cases already in the courts. The Rohrabacher-Blumenauer Amendment must be re-enacted every year, and it is continued through March 8, 2024. However, state laws do not supersede the prohibitions set forth in the federal drug laws.

In order to participate in either the medical or the adult use aspects of the cannabis industry, all businesses and employees must obtain licenses from the state and, for businesses, local jurisdictions as well. As an example, Colorado issues four types of business licenses including cultivation, manufacturing, dispensing, and testing. In addition, all owners and employees must obtain an occupational license to be permitted to own or work in a facility. All applicants for licenses undergo a background investigation, including a criminal record check for all owners and employees.

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Colorado has also enacted stringent regulations governing the facilities and operations of cannabis businesses that are involved with the plant and its products. All facilities are required to be licensed by the state and local authorities and are subject to comprehensive security and surveillance requirements. In addition, each facility is subject to extensive regulations that govern its businesses practices, which includes mandatory seed-to-sale tracking and reporting, health and sanitary standards, packaging and labeling requirements, and product testing for potency and contaminants.

Laws and regulations affecting the medical marijuana industry are constantly changing, which could detrimentally affect our proposed operations. Local, state and federal medical marijuana laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. It is also possible that regulations may be enacted in the future that will be directly applicable to our business. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of securities offered by this prospectus will be used for general corporate purposes and working capital requirements. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. Pending their ultimate use, we intend to invest the net proceeds in a variety of securities, including commercial paper, government and non-government debt securities and/or money market funds that invest in such securities.

DESCRIPTION OF COMMON STOCK WE MAY OFFER

The following description of our common stock is only a summary. This description and the description contained in any prospectus supplement is subject to, and qualified in its entirety by reference to, our restated certificate of incorporation and bylaws.

Common Stock

Our authorized capital stock includes 200,000,000 shares of common stock, par value $0.00001 per share. As of January 14, 2025, there were 802,346 shares of common stock issued.

Subject to prior dividend rights of the holders of any shares of issued and outstanding preferred stock of the Company, holders of shares of common stock are entitled to receive dividends when, as and if declared by the Board out of funds legally available for that purpose.

Each share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. Holders of shares of common stock do not have cumulative voting rights. The holders of a majority of the shares of common stock present and entitled to vote in the election of directors can elect all directors standing for election.

In the event of any liquidation, dissolution or winding up of the Company, after the satisfaction in full of the liquidation preferences of holders of any shares of issued and outstanding preferred stock, holders of shares of common stock are entitled to ratable distribution of the remaining assets available for distribution to stockholders. The shares of common stock are not subject to redemption by operation of a sinking fund or otherwise. Holders of shares of common stock are not currently entitled to pre-emptive rights.

The issued and outstanding shares of common stock are fully paid and non-assessable. Any additional shares of common stock that the Company may issue in the future will also be fully paid and non-assessable.

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Authorized but Unissued Common Stock

Nevada corporate law does not require stockholder approval for any issuance of authorized shares, except in certain limited circumstances. However, the listing requirements of Nasdaq, which would apply for so long as our common stock is listed on Nasdaq, require stockholder approval of certain issuances (other than a public offering) that equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock, as well as for certain issuances of stock in compensatory transactions. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. One of the effects of the existence of unissued and unreserved shares of common stock may be to enable our board of directors to sell shares to persons friendly to current management, for such consideration, in form and amount, as is acceptable to the board of directors, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive stockholders of opportunities to sell their common stock at prices higher than prevailing market prices.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004.

DESCRIPTION OF PREFERRED STOCK WE MAY OFFER

The following description of the terms of our preferred stock is only a summary. This description and the description contained in any prospectus supplement is subject to, and qualified in its entirety by reference to, our certificate of incorporation and bylaws, each as amended, each of which has previously been filed with the SEC. In addition, the specific terms of any series of preferred shares will be described in the applicable prospectus supplement and certificate of designation amending the certificate of incorporation.

Preferred Stock

General. We are authorized to issue “blank check” preferred stock, which may be issued in one or more series upon authorization of our board of directors. Our board of directors is authorized to fix the designations, powers, rights and preferences, and the qualifications, limitations, and restrictions thereof to the fullest extent permitted by our certificate of incorporation and the laws of the State of Nevada, including, without limitation, voting rights, dividend rights, dissolution rights, conversion rights, exchange rights and redemption rights. The authorized shares of our preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. If the approval of our stockholders is not required for the issuance of shares of our preferred stock, our board of directors may determine not to seek stockholder approval. The specific terms of any series of preferred stock offered pursuant to this prospectus will be described in the prospectus supplement relating to that series of preferred stock.

A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue preferred shares based upon its judgment as to the best interests of our stockholders. Our directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

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The preferred stock may have some or all of the terms described below, which will be described in the prospectus supplement relating to the particular series of preferred stock being issued and sold under the prospectus supplement. You should read the prospectus supplement relating to the particular series of preferred stock being offered for specific terms, including:

●	the designation and stated value per share of the preferred stock and the number of shares offered;

●	the amount of liquidation preference per share and the ranking as to the right to receive a liquidation payment;

●	the price at which the preferred stock will be issued;

●	the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate, the ranking as to right to receive dividend;

●	any redemption or sinking fund provisions;

●	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

●	any conversion provisions; and

●	any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

Rank. The preferred stock may rank:

●	senior to our common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs;

●	on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs; or

●	junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.

Dividends. Holders of the preferred stock of each series may be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends on any series of preferred stock may be cumulative or noncumulative. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

No dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless full dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities.

No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

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Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets, the holders of each series of preferred stock shall be entitled to receive out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share. Such dividends may not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in terms of the series of preferred stock, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of our remaining assets. Upon a voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock ranking on parity with the preferred stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

Upon any such liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares.

Redemption. If so provided in the terms of the preferred stock, the preferred stock may be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement. A series of preferred stock that is subject to mandatory redemption will have specified the number of shares of preferred stock that shall be redeemed and the terms of the redemption, including the dates of redemption, price to be paid upon redemption, and the accrued and unpaid dividends to the date of redemption. We may pay the redemption price in cash or other property. If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we may determine the number of shares to be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.

Voting Rights. Holders of preferred stock may have voting rights as determined by the board of directors, and will have voting rights as required by law.

Conversion Rights. The terms and conditions, if any, upon which any series of preferred stock may be convertible into shares of our common stock will be set forth in the terms of the preferred stock series. Such terms may include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.

Transfer Agent and Registrar. The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

No Other Rights. The shares of a new series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except:

●	as discussed above or in the prospectus supplement;
●	as provided in our certificate of incorporation and in the certificate of designations; and
●	as otherwise required by law.

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DESCRIPTION OF WARRANTS OR SUBSCRIPTION RIGHTS WE MAY OFFER

The following description of warrants and subscription rights is only a summary. This description is subject to, and qualified in its entirety by reference to, the provisions of the applicable warrant or subscription agreement.

We may issue warrants or other forms of subscription rights for the purchase of shares of common stock, preferred stock or units. Warrants may be issued independently or together with preferred stock, common stock or units and may be attached to or separate from any offered securities. Any issuance of warrants or subscription rights will be governed by the terms of the applicable form of security and any related agreement, which we will file as an exhibit to our registration statement at or before the time we issue any warrants.

The particular terms of any issue of warrants or subscription right will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of the security;
●	the aggregate number of the security;
●	the price or prices at which the security will be issued;
●	the currency or currencies (including composite currencies) in which the price of the security may be paid;
●	the terms of the securities purchasable upon exercise of the warrants or subscription right and the procedures and conditions relating to the exercise of the securities;
●	the price at which the securities purchasable upon exercise of the warrants or subscription rights may be purchased;
●	the date on which the right to exercise the securities will commence and the date on which such right shall expire;
●	any provisions for adjustment of the number or amount and exercise price of securities receivable upon exercise of the securities;
●	if applicable, the minimum or maximum amount of the securities that may be exercised at any one time;
●	if applicable, the designation and terms of the securities with which the securities are issued and the number of the warrants or subscription rights issued with each such security;
●	if applicable, the date on and after which any related securities will be separately transferable;
●	information with respect to book-entry procedures, if any; and
●	any other terms, including terms, procedures and limitations relating to the exchange or exercise of the warrants or subscription rights.

The prospectus supplement relating to any warrants or subscription rights to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

After the close of business on the expiration date, unexercised warrants or subscription rights will become void. We will specify the place or places where, and the manner in which, the securities may be exercised in the applicable prospectus supplement.

Prior to the exercise of any warrants or subscription rights to purchase preferred stock, common stock or units, holders of the warrants will not have any of the rights of holders of the preferred stock, common stock or units purchasable upon exercise.

DESCRIPTION OF UNITS WE MAY OFFER

We may issue units consisting of a combination of two or more of any offered securities, at a single price or at a separate price for each security included in the unit. The securities offered may be issued separately or may be evidenced by a separate unit certificate, which may or may not trade separately. The terms and conditions governing the issuance of any units, including the form and content of any certificate evidencing the units, will be described in detail in the prospectus supplement to be filed in connection with the offering of such units.

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PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any commissions paid to agents.

Sale through underwriters or dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct sales and sales through agents

We may sell the securities offered through this prospectus directly to investors. In this case, no underwriters or agents would be involved. Securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

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Underwriter, dealer or agent discounts and commissions

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions, or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. Each prospectus supplement will identify any underwriter, dealer or agent, and describe any compensation to be received by them from us. Any public offering price of the securities being sold and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Delayed delivery contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market making, stabilization and other transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative transactions and hedging

The underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

General information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the securities being offered hereby has been passed upon by Golenbock Eiseman Assor Bell & Peskoe LLP, New York, New York.

EXPERTS

The financial statements as of and for the years ended December 31, 2022 and 2023 incorporated by reference in this registration statement have been audited by Sadler, Gibb & Associates, LLC, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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Part II

Information Not Required in the Prospectus

Item 14. Other Expenses of Issuance and Distribution

The following is an itemized statement of expenses of the Company in connection with the issuance and delivery of the securities being registered hereby, other than underwriting discounts and commissions:

Securities and Exchange Commission registration fee	$9,186.00
Accounting fees and expenses	6,000.00
Legal fees and expenses	25,000.00
Printing expenses	10,000.00
Transfer Agent Fees and Expenses	5,000.00
Miscellaneous	10,000.00
Total	$65,186.00

*	These fees are estimates for filing the base prospectus, and final amounts of expenses will be dependent on the types of securities offered and number of offerings and, therefore, cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

We are a Nevada corporation. The Nevada Revised Statutes (“NRS”) provides that the articles of incorporation of a Nevada corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that any such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section 78 (concerning unlawful distributions), or (iv) any transaction from which a director directly or indirectly derived an improper personal benefit.

The NRS provides that a Nevada corporation must indemnify a person who was wholly successful, on the merits or otherwise, in defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, in which he or she was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding, unless such indemnity is limited by the corporation’s articles of incorporation.

The NRS provides that a Nevada corporation may indemnify a person made a party to a proceeding because the person is or was a director against any obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the proceeding if the person conducted himself or herself in good faith and the person reasonably believed, in the case of conduct in an official capacity with the corporation, that the person’s conduct was in the corporation’s best interests and, in all other cases, his or her conduct was at least not opposed to the corporation’s best interests and, with respect to any criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful. A corporation may not indemnify a director in connection with any proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or, in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving actions in an official capacity, in which proceeding the director was judged liable on the basis that he or she derived an improper personal benefit. Any indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such proceeding.

Under the NRS, unless otherwise provided in the articles of incorporation, a Nevada corporation may indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as a director and may indemnify such a person who is not a director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

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Our articles of incorporation provide that we will indemnify to the fullest extent permitted by Nevada law any person made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Company) by reason of the fact that he or she is or was a director of the Company or is or was serving as a director, officer, employee or agent of another entity at the request of the Company or any predecessor of the Company against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees and disbursements) that he or she incurs in connection with such action or proceeding.

Our articles of incorporation also provide that to the fullest extent permitted by NRS 78, a director or officer of the Company will not be personally liable to the company or its stockholders for damages for breach of fiduciary duty as a director or officer, provided that the foregoing will not eliminate or limit the liability of a director or officer for: (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of distributions in violation of NRS 78.300.

Item 16. Exhibits

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit Number	Exhibit Title

1.1	Form of Underwriting Agreement*

4.1	Form of Certificate of Designation*

4.2	Form of Preferred Stock Certificate*

4.3	Form of Warrant or Subscription Agreement*

4.4	Form of Warrant Certificate*

5.1	Opinion of Golenbock Eiseman Assor Bell & Peskoe LLP**

23.1	Consent of Sadler, Gibb & Associates, LLC **

23.3	Consent of Golenbock Eiseman Assor Bell & Peskoe LLP (included in Exhibit 5.1)**

24.1	Power of Attorney (included on signature page of this Registration Statement)**

107	Calculation of Registration Fee**

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	Filed herewith.

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Item 17. Undertakings

(a)	(1)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(2)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	(3)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B,

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to the effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

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(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Louisville, Colorado, on January 15, 2025.

CEA INDUSTRIES INC.

By:	/S/ Anthony K. McDonald
Anthony K. McDonald,
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Anthony K. McDonald and Nicholas J. Etten, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/S/Anthony K. McDonald	Chief Executive Officer and President (Principal Executive Officer and Acting Chief Accounting Officer) and Director	January 15, 2025
Anthony K. McDonald

/S/James R. Shipley	Director	January 15, 2025
James R. Shipley

/S/Nicholas J. Etten	Director	January 15, 2025
Nicholas J. Etten

/S/ Marion Mariathasan	Director	January 15, 2025
Marion Mariathasan

/S/ MatthewTarallo	Director	January 15, 2025
Matthew Tarallo

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